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                                                                    Exhibit 23.3

               STATEMENT REGARDING CONSENT OF ARTHUR ANDERSEN LLP

         Our consolidated financial statements as of and for the year ended December 31, 2000 incorporated by reference into this registration statement have been audited by Arthur Andersen LLP. Arthur Andersen LLP has not reissued its report with respect to those consolidated financial statements and we have not been able to obtain, after reasonable efforts, Arthur Andersen LLP's written consent to the incorporation in this registration statement of said report. Under these circumstances, Rule 437a under the Securities Act permits us to file this registration statement without a written consent from Arthur Andersen LLP. Since Arthur Andersen LLP has not issued its consent to the incorporation of their report in this registration statement, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act.

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